UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2021

BioRestorative Therapies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-37603
(Commission File Number)

DE	91-1835664
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

40 MARCUS DRIVE
MELVILLE, NY 11747
(Address of principal executive offices, including zip code)

(631) 760-8100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to authority granted by the stockholders of BioRestorative Therapies, Inc. (the “Company”), the Board of Directors of the Company approved a 1-for-4,000 reverse split of the Company’s issued and outstanding common stock effective as of the opening of business on October 27, 2021 (the “Reverse Split”).

The Company has filed a Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On October 26, 2021, the Company issued a press release (the “Press Release”) announcing the Reverse Split.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment

3.2	Certificate of Incorporation, as amended

99.1	Press Release, dated October 26, 2021, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 26, 2021	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer